UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2012

QuinStreet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34628	77-0512121
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Tower Lane, 6th Floor

Foster City, CA 94404

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 578-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 30, 2012, we issued a press release announcing our financial results for our first fiscal quarter ended September 30, 2012. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its fiscal year 2012 Annual Meeting of Stockholders on October 26, 2012. Of the 42,762,445 shares of the Company’s common stock outstanding as of September 12, 2012 (the record date), 38,954,908 shares, or 91.1%, were present or represented by proxy at the meeting. Three proposals were considered at the meeting.

Proposal One. The stockholders elected the Company’s two Class III nominees to the Company’s Board of Directors to each serve for a three-year term, each until his or her successor is duly elected. The table below presents the results of the election:

Name	For	Withheld	Broker Non-Votes
William Bradley	31,003,994	2,304,505	5,646,409
Douglas Valenti	33,146,066	162,433	5,646,409

Proposal Two. The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013. The table below presents the voting results on this proposal:

For	Against	Abstentions
38,892,329	49,654	12,925

Proposal Three. The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s 2012 Proxy Statement. The table below presents the voting results on this proposal:

For	Against	Abstentions	Broker Non-Votes
33,257,087	47,985	3,427	5,646,409

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Press release dated October 30, 2012 entitled “QuinStreet Reports Financial Results For Its First Quarter of Fiscal 2013”

The information furnished in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUINSTREET, INC.

Dated: October 30, 2012	By:	/s/ Kenneth Hahn
	Title:	Chief Financial Officer (Principal Financial Officer)
and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated October 30, 2012 entitled “QuinStreet Reports Financial Results For Its First Quarter of Fiscal 2013”